UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

DINOCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-198730	46-4842568
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 N. Hayden Rd, Suite 210-332

Scottsdale, AZ 85251

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415-847-9954)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws.

On 6/13/15, the Board approved an amendment to our corporate bylaws.  The full text of the Company’s Bylaws, as amended and restated, is filed as Exhibit 3.1 to this Report on Form 8-K, and is incorporated herein by reference.

Among other changes, the amended Bylaws:

•         Created a new Class C stock

•         Increased the voting power of Class A stock from one vote per share to ten

•         Allow conversion rights for owners of Class A & C stock

•         Include specifically defined duties for certain officers in the Company

Item 8.01. Other Events.

•         On 6/13/15, the Board authorized the automatic conversion of all Class A issued & outstanding shares as of 6/13/15 to our new Class A stock.  Every one hundred shares of our issued and outstanding Class A stock were converted into one share of our new Class A stock.

•         On 6/13/15, the Board, with the consent of all minority shareholders, authorized the automatic conversion of all Class B shares issued & outstanding as of 6/13/15, to our new Class C stock.  Every one thousand shares of our issued and outstanding Class B stock were converted into one share of our new Class C stock.

•         On 6/13/15 the Board issued 50,000 of Class A stock to Director LaCome, and 50,000 shares of Class A stock to President Scaringe

•         On 6/13/15, by written consent in lieu of a special meeting, a majority of Class A voting shareholders ratified and approved the removal of Director Maloy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18th, 2015	DINOCO, INC.

	By:	/s/ Dorothy Scaringe
	Name:	Dorothy Scaringe
	Title:	President and Chief Executive Officer